UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006 (September 26, 2006)

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.
     On September 26, 2006, Zix Corporation (the “Company”) received a notice from the Listing Qualifications division of the Nasdaq Stock Market indicating that its common stock is subject to potential delisting from the Nasdaq National Market because, as of September 25, 2006, for 10 consecutive business days, the market value of the Company’s common stock was below $50 Million, and therefore did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(b)(1)(A) (the “$50 Million Market Cap Rule”). This notice follows the previous notice (“Previous Nasdaq Notice”) received by the Company on September 15, 2006, from the Listing Qualifications division of the Nasdaq Stock Market indicating that its common stock is subject to potential delisting from the Nasdaq National Market because, as of September 14, 2006, for 30 consecutive business days, the bid price of the Company’s common stock was below $1.00 per share, and therefore did not meet the requirement set forth in Nasdaq Marketplace Rule 4450(b)(4). The Previous Nasdaq Notice was the subject of the Company’s filing on Form 8-K filed on September 19, 2006 (the “September 19 Form 8-K Filing).
     The notice further stated that in accordance with Nasdaq Marketplace Rule 4450(e)(4), the Company will be provided a period of 30 calendar days, or until October 26, 2006 to regain compliance with the minimum $50 Million market capitalization requirement. If at anytime before October 26, 2006, the market value of the Company’s common stock is $50 Million or more for a minimum of 10 consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances), the Company will achieve compliance with the $50 Million Market Cap Rule.
     If the Company’s common stock does not achieve compliance with the $50 Million Market Cap Rule by October 26, 2006, Nasdaq will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to delist its common stock. Alternatively, the Company may elect to apply to transfer its common stock from the Nasdaq National Market, where it is currently listed, to the Nasdaq Capital Market if it satisfies all requirements, except for the bid price requirement, for continued inclusion in this market as set forth in Marketplace Rule 4310(c). If the application to transfer its common stock to the Nasdaq Capital Market is approved, the Company will be afforded a 180 calendar day period to regain compliance with the Nasdaq $1.00 minimum bid requirement set forth in Nasdaq Marketplace Rule 4450(b)(4), which was the subject of the Previous Nasdaq Notice and the September 19 Form 8-K Filing. As of the date of the filing of this Form 8-K, the Company does not meet the requirements for continued inclusion in this market because of its failure to have a minimum of $35 Million in market capitalization. Thus, there is no assurance that the Company’s application to transfer to the Nasdaq Capital Market will be approved.
     The Company plans to exercise diligent efforts to maintain the listing of its common stock on Nasdaq, but there is no assurance that it will be successful in doing so.
     A copy of the Company’s press release announcing this information is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (c)     Exhibits.

Exhibit No.	Description

99.1	Press Release, issued on September 27, 2006, relating to the receipt of a Nasdaq notification.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: September 28, 2006	By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, issued on September 27, 2006, relating to the receipt of a Nasdaq notification.